Exhibit 3.44

Form 424 (Revised 01106)		This space reserved for office use.
FILED In the Office of the Secretary of State of Texas JUN 10 2009 Corporations Section
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions

Certificate of Amendment

Entity Information

The name of the filing entity is:

RTTT, LLC

State the name of the entity as currently shown in the records of the secretary of state. Ifthe amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800694161

The date of formation of the entity is: 08-15-2006

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Not Applicable

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows: Not Applicable – no change to registered agent

Form 424	6

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	MI.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☒ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Marguerite Naman Duffy, 150 W. Church Ave., Maryville, TN 37801 as Manager.

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Not Applicable

☒ Delete each of the provisions identified below from the certificate of formation. Delete Nicholas Galanos, 4330 St. Michael Dr., Texarkana, TX 75503 as Manager.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 5/28/2009

RTTT, LLC

By:	/s/ Scarlett May
Scarlett May, Manager
Signature and title of authorized person(s) (see instructions)

Form 424	8

Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $300		Filed in the Office of the
Secretary of State of Texas
Filing #: 800694161 08/15/2006
Document #: 140380370003
	Certificate of Formation	Image Generated Electronically
	Limited Liability Company	for Web Filing

Article 1 – Entity Name and type

The filing entity being formed is a limited liability company. The name of the entity is:

RTTT, LLC

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 – Registered Agent and Registered Office

☐A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR

☒B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:

James F. Adams

C. The business address of the registered agent and the registered office address is:

Street Address:

1601 Elm Street, Ste 3000 Dallas TX 75201

Article 3 – Governing Authority

☐A. The limited liability company is to be managed by managers.

☐B. The limited liability company will not have managers. Management of the company is reserved to the members.

The names and addresses of the governing persons are set forth below:

Manager 1: Nicholas Galanos	Title: Manager
Address: 4330 St. Michael Drive Texarkana TX, USA 75503
Manager 2: Mitchell Block	Title: Manager
Address: 4330 St. Michael Drive Texarkana TX, USA 75503

Article 4 – Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a Governing Person (as defined in the Texas Business Organizations Code) of the Company shall not be liable to the Company or its members for any act or omission in such Governing Person’s capacity as a Governing Person. Any repeat or amendment of this Article, or adoption of any other provision of this Certificate of Formation inconsistent with this Article, by the members of the Company shall be prospective only and shall not adversely affect any limitation o n the liability to the Company or its members of a Governing Person of the Company existing at the time of such repeal, amendment or adoption of an inconsistent provisions.

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer are set forth below.

James F. Adams 1601 Elm Street, Ste 3000, Dallas, TX 75201

Effectiveness of Filing

☐A. This document becomes effective when the document is filed by the secretary of state.

OR

☐B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission f a materially flase or fraudulent instrument.

/s/ James F. Adams

Signature of Organizer

FILING OFFICE COPY

Form 801	Application for Reinstatement And Request to Set Aside Tax Forfeiture	This space reserved for office use
(Revised 10/08)
Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512-463-5555
FAX: 512 463-5709
Filing Fee: See Instructions

1.	The entity name is:	RTTT, LLC

The entity is a foreign entity that was required to obtain its registration under a name that differs from the name stated above. The name under which the entity is registered is:
Not applicable

2.	The file number issued to the entity by the secretary of state is:	800694161

3.	The entity was forfeited or revoked under the provisions of the Tax Code on:	07/11/2008
mo/dd/year

4.	The undersigned requests that the forfeiture or revocation of the entity be set aside, and certifies that:

a.	The entity has filed each delinquent report that is required by chapter 171 of the Tax Code and has made payment for the tax, penalty, and interest imposed and that is due at the time of this application as evidenced by the attached tax clearance letter; and

b.	On the date of forfeiture or revocation, the undersigned person was:

•     An officer, director, shareholder of the above-named for-profit or professional corporation; or

•     An officer director, shareholder or member of the above-named professional association; or

•     An officer director, or member of the above-named nonprofit corporation; or

•     A member or manager of the above-named limited liability company; or

•     A partner of the above-named limited partnership; or

•     A trustee or beneficial owner of the above – named statutory or business trust.

Additional Required Documentation or Filings
☐ Comptroller of Public Accounts Tax Clearance Letter ☐ Letter of Consent or Amendment to Certificate of Formation or Registration (Required when entity name is no longer available.)
Execution

The undersigned declares under penalty of perjury, and the penalties imposed by law for the submission of a materially false or fraudulent instrument, that the undersigned is authorized to make this request; that the statements contained herein are true and correct, and that tax clearance was not obtained by providing false or fraudulent information.

Date:	February 9, 2009

		BY:	RTTT, LLC

s/ Nicholas S. Galanos
Signature of authorized person (see Instructions)

Nicholas S. Galanos, Manager
Printed or typed name of authorized person

Form 801

4

February 5, 2009

RTTT, LLC

150 W CHURCH AVE C/0 PAMELA HINTZ

MARYVILLE, TN 37801-4936

TAX CLEARANCE LETTER FOR REINSTATEMENT*

To:	Texas Secretary of State

Corporations Section

Re:	RTTT, LLC

Taxpayer number: 12053891946

File number: 0800694161

The above referenced corporation has met all franchise tax requirements and is eligible for reinstatement through May 15, 2009.

SHEENA TRAYLOR

Enforcement – Austin Central

Field Operations – Enforcement

*	To reinstate this entity, an application for reinstatement (SOS Form 801), this tax clearance letter, and the appropriate filing fee, if applicable, must be filed with the Texas Secretary of State on or before the expiration date of this letter.

An application and instructions for reinstatement can be obtained by visiting http://www.sos.state.tx.us/corp/forms.shtml or by calling 512/463-5581.

Note-: If the entity fails to reinstate on or before the tax clearance date indicated in this letter, Additional franchise tax filing requirements must be met and a new request for tax clearance must be submitted prior to reinstatement.

Form 05-377 (Rev.s-0512)

WRITTEN CONSENT ACTION OF

THE SOLE MEMBER

OF RTTT, LLC

The undersigned, being the sole member of RTTT, LLC, a Texas limited liability company (the “Company”), by affixing their signature hereto, hereby consent to and take the following actions and adopt the following resolutions pursuant to the Operating Agreement of the Company dated August 15,2006:

RESOLVED, that the resignation of Mitchell Block as a Manager of the Company be, and hereby is, accepted; and

FURTHER RESOLVED, that Scarlett May be, and hereby is, elected as a Manager of the Company, to serve in such capacities until such time as her resignation or removal and until such time as her successor is duly elected and qualified.

IN WITNESS WHEREOF, the sole Member has executed this Consent as of the 12th day of August, 2008.

RT FRANCHISE ACQUISITION, LLC
Sole Member of RTTT, LLC

By:	s/ Marguerite Naman Duffy
Marguerite Naman Duffy
Vice President & Treasurer

RTTT, LLC

c/o Ruby Tuesday, Inc.

7420 Hitt Road, Suite A

Mobile, AL 36695

Re:    Resignation

To Whom It May Concern:

Effective on the date signed below, I hereby resign as Manager of RTTT, LLC.

Sincerely,

s/ Mitchell Block

Mitchell Block	Aug. 12, 2008
(date)

Form 424	Certificate of Amendment	This space reserved for office u
(Revised 05/11)
Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions

Entity Information

The name of the filing entity is:

RTTT, LLC.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	800694161

The date of formation of the entity is:	08/15/2006

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Not applicable

The name or the entity must contain an organizational designation or accepted abbreviation or such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or prov1s1on stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows: Not applicable

Form 424

6

Registered Agent

(Complete either A or B, but not both. Also complete C)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I. Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☒ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Michael O. Moore, 150 W. Church Ave., Maryville, TN 37801 as Manager.

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☒ Delete each of the provisions identified below from the certificate of formation.

Marguerite Naman Duffy, 150 W. Church Ave., Maryville, TN 37801 as Manager.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424

7

Effectiveness of Filing (Select either A, B, or C)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 6/6/2012	By:	RTTT, LLC

s/ Scarlett May
Signature of authorized person

Scarlett May
Manager
Printed or typed name of authorized person (see instructions)

Form 424

8